UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): December 18, 2012

HealthSouth Corporation
(Exact name of Registrant as specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-10315	63-0860407
(Commission File Number)	(IRS Employer Identification No.)

3660 Grandview Parkway, Suite 200, Birmingham, Alabama 35243
(Address of Principal Executive Offices, Including Zip Code)
(205) 967-7116
(Registrant's Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. Regulation FD Disclosure.
On December 18, 2012, HealthSouth Corporation (“HealthSouth”) issued a press release, attached hereto and incorporated herein by reference as Exhibit 99.1, related to its previously disclosed litigation against Ernst & Young LLP.
The information in this report (including the exhibit) is furnished pursuant to Item 7.01 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The furnishing of this report is not intended to constitute a determination by HealthSouth that the information is material or that the dissemination of the information is required by Regulation FD.
Certain matters discussed in the press release may constitute forward-looking statements that represent HealthSouth's current expectations and beliefs concerning the future events that involve risks and uncertainties which could cause actual results to differ materially from those currently anticipated. Such information is based on numerous assumptions and involves a number of risks and uncertainties, many of which are beyond HealthSouth's control.
ITEM 9.01. Financial Statements and Exhibits.
(d)    Exhibits.
99.1    Press release of HealthSouth Corporation, dated December 18, 2012.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.
HEALTHSOUTH CORPORATION

By:	/S/ JOHN P. WHITTINGTON
	Name:	John P. Whittington
	Title:	Executive Vice President, General Counsel and Corporate Secretary

Dated: December 18, 2012